Exhibit 99.2

Shuttle Pharmaceuticals Announces Closing of $4.25 Million Private Placement Priced At-the-Market

GAITHERSBURG, Md., June 24, 2025 — Shuttle Pharmaceuticals Holdings, Inc. (Nasdaq: SHPH) (“Shuttle Pharma” or the “Company”), a discovery and development stage specialty pharmaceutical company focused on improving outcomes for cancer patients treated with radiation therapy (RT), today announced that it closed its previously announced private placement pursuant to a securities purchase agreement with an accredited investor for aggregate gross proceeds of $4.25 million, before deducting fees to the placement agent and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for potential acquisitions, marketing and other general corporate purposes.

In connection with the offering, the Company issued 1,180,877 shares of common stock (or pre-funded warrants to purchase shares of common stock in lieu thereof) at a purchase price of $3.60 per share, priced at-the-market under Nasdaq rules.

WestPark Capital, Inc. acted as the exclusive placement agent in connection with the offering.

Additional details regarding the offering will be available in a Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

The securities described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investor, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock and the shares issuable upon exercise of the pre-funded warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Shuttle Pharmaceuticals

Shuttle Pharma is a discovery and development stage specialty pharmaceutical company focused on improving the outcomes for cancer patients treated with radiation therapy (“RT”). Our mission is to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of RT while limiting the side effects of radiation in cancer treatment. Although RT is a proven modality for treating cancers, by developing radiation sensitizers, we aim to increase cancer cure rates, prolong patient survival and improve quality of life when used as a primary treatment or in combination with surgery, chemotherapy and immunotherapy. For more information, please visit our website at www.shuttlepharma.com.

Cautionary Note Regarding Forward Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning the development of our company, and use of proceeds. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including factors discussed in the “Risk Factors” section of Shuttle Pharma’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025, as well as other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, Shuttle Pharma disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact

Shuttle Pharmaceuticals

Chris Cooper

Chief Executive Officer

info@shuttlepharma.com

Investor Contacts

Lytham Partners, LLC

shph@lythampartners.com